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                                                                   Exhibit 5.1




                                    Jones Day
                               901 Lakeside Avenue
                            Cleveland, OH 44114-1190
                                  216-586-3939

                               September 12, 2003

The Timken Company
1835 Dueber Avenue, S.W.
Canton, Ohio 44706-2798



                       Re:     9,395,973 Shares of Common
                               Stock of The Timken Company
                               ---------------------------

Ladies and Gentlemen:

         We are acting as special counsel for The Timken Company, an Ohio corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the "Securities Act"). The Registration Statement and the prospectus included therein relate to the registration for resale by certain selling stockholders of up to 9,395,973 shares (the "Shares") of the Company's common stock, without par value. The Shares may be offered and sold by the selling stockholders pursuant to Rule 415 under the Securities Act from time to time on terms to be determined at the time of sale.

         In rendering this opinion, we examined such documents and records, including an examination of originals or copies certified or otherwise identified to our satisfaction, and matters of law as we have deemed necessary for purposes of this opinion. Based upon the foregoing and subject to the qualifications and limitations stated herein, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid, and nonassessable.

         Our examination of matters of law in connection with the opinion expressed herein has been limited to, and accordingly our opinions herein are limited to, the laws of the State of Ohio. We express no opinion with respect to the laws of any other jurisdiction.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us in 5the prospectus and any prospectus supplements contained therein under the caption "Legal Matters." In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                           Very truly yours,

                                           /s/ Jones Day
                                           Jones Day